Exhibit 99.2

PEOPLEPC INC.  AND SUBSIDIARIES

INDEX TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2002

Condensed Consolidated Balance Sheets as of March 31, 2002 (unaudited) and December 31, 2001
Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2002 and 2001 (unaudited)
Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2002 and 2001 (unaudited)
Notes to Condensed Consolidated Financial Statements (unaudited)

PEOPLEPC INC.  AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands, except per share data)

	March 31,	December 31,
	2002	2001
ASSETS
Current Assets:
Cash and cash equivalents	$11,005	$22,497
Restricted cash	2,648	2,181
Accounts receivable, net of allowance for doubtful accounts of $364 and $665 as of March 31, 2002 and December 31, 2001, respectively	4,157	4,254
Prepaid expenses and other current assets	1,055	2,065
Total current assets	18,865	30,997

Accounts receivable, long-term	1,554	1,836
Retained interest in accounts receivable	2,070	2,070
Property and equipment, net	4,757	5,396
Other assets	644	970
Total assets	$27,890	$41,269

LIABILITIES, MINORITY INTEREST, MANDATORILY REDEEMABLE
Current liabilities:
Accounts payable	$5,704	$8,741
Accrued and other liabilities	8,649	9,188
Current portion of deferred revenue, net	20,720	21,082
Total current liabilities	35,073	39,011

Other long term liabilities	141	141
Deferred revenue, net	18,927	20,964
Total liabilities	54,141	60,116

Minority interest in consolidated subsidiaries	40,003	40,313

Mandatorily redeemable convertible preferred stock		21,191

Stockholders’ deficit:
Common stock; $0.0001 par value; 500,000 shares authorized; 553,024 and 115,466 shares issued, and 551,502 and 113,994 shares outstanding at March 31, 2002 and December 31, 2001, respectively	55	11
Additional paid-in capital	368,366	342,111
Common Stock in treasury at cost, 1,522 and 1,522 shares at March 31, 2002 and December 31, 2001, respectively	(502)	(502)
Deferred stock based compensation	(8,197)	(4,903)
Receivable from stockholder	(116)	(116)
Accumulated other comprehensive loss	(393)	(325)
Accumulated deficit	(425,467)	(416,627)
Total stockholders’ deficit	(66,254)	(80,351)

Total liabilities, minority interest, mandatorily redeemable convertible preferred stock and stockholders’ deficit	$27,890	$41,269

The accompanying notes are an integral part of these condensed consolidated financial statements.

PEOPLEPC INC.  AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2002	2001

Membership revenues earned	$46,268	$34,506
Other revenues	1,736	2,827
Total revenues	48,004	37,333

Cost of membership revenues earned	43,546	36,514
Cost of other revenues	281	1,422
Total cost of revenues	43,827	37,936

Gross profit (loss)	4,177	(603)

Operating expenses:
Sales and marketing (inclusive of stock-based compensation of $75 and $1,201 for the three months ended March 31, 2002, and 2001,respectively)	1,330	8,203
General and administrative (inclusive of stock-based compensation of $1,739 and $4,601 for the three months ended March 31, 2002 and 2001, respectively)	11,863	31,382
Other operating income	(1)	(1,873)
Total operating expenses	13,192	37,712

Loss from operations	(9,015)	(38,315)
Net interest income (expense) and other expenses	(135)	(309)
Minority interest in net loss of consolidated subsidiaries	310	2,436
Net loss	$(8,840)	$(36,188)

Basic and diluted net loss per share	$(0.03)	$(0.33)

Shares used in computing basic and diluted net loss per share	305,435	109,551

The accompanying notes are an integral part of these condensed consolidated financial statements.

PEOPLEPC INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2002	2001
Cash flows from operating activities:
Net loss	$(8,840)	$(36,188)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	663	773
Amortization of deferred stock-based compensation, net	1,814	5,802
Net increase (decrease) in allowance for doubtful accounts	(301)	1,200
Minority interest in net loss of consolidated subsidiaries	(310)	(2,436)
Changes in assets and liabilities:
Accounts receivable	398	8,944
Prepaid expenses and other current assets	1,010	(712)
Accounts receivable, long term	282	2,524
Deposits and other assets	243	(94)
Accounts payable	(2,623)	335
Accrued liabilities	(953)	(25,514)
Deferred revenues	(2,399)	6,890
Other		1,195
Net cash used in operating activities	(11,016)	(37,281)

Cash flows from investing activities:
Restricted cash	(467)	5,809
Sale (purchase) of property and equipment	59	(1,222)
Net cash provided by (used in) investing activities	(408)	4,587

Cash flows from financing activities:
Proceeds from issuance of common stock, net		32
Payments on borrowings under a line of credit		(530)
Purchase of treasury shares		(26)
Net cash used in financing activities		(524)

Effect of exchange rate changes on cash and cash equivalents	(68)

Net decrease in cash and cash equivalents	(11,492)	(33,218)
Cash and cash equivalents at beginning of period	22,497	65,493
Cash and cash equivalents at end of period	$11,005	$32,275

Supplemental non cash investing and financing activity:
Conversion of preferred stock into common stock	$21,191	$—
Deferred stock-based compensation	6,147
Reversal of deferred stock-based compensation upon termination of employment	1,039
Interest paid		125
Receivable from stockholders		68

The accompanying notes are an integral part of these condensed consolidated financial statements.

PEOPLEPC INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.    Description of Business and Summary of Significant Accounting Policies

Description of Business

PeoplePC Inc. (the “Company” or “PeoplePC”) provides a membership package that includes a brand-name computer, unlimited Internet access, customer support and an in-home warranty. Members also have the opportunity to benefit from discounts and special offers from merchants who participate in PeoplePC’s member commerce program. The Company also operates PeoplePC’s Online program, which provides consumers who do not wish to purchase a computer with all of the other benefits of a PeoplePC membership for a monthly fee. The Company was incorporated in Delaware on March 2, 1999.

Unaudited Interim Results

The accompanying unaudited interim condensed consolidated financial statements of PeoplePC Inc., a Delaware corporation, as of March 31, 2002 and for the three months ended March 31, 2002 and March 31, 2001 reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management, are necessary for a fair presentation of the results for the interim periods presented. These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

These financial statements should be read in conjunction with our annual audited financial statements for the year ended December 31, 2001, which are included in our annual report on Form 10-K filed with the Securities and Exchange Commission.

Operating results for the interim periods presented are not necessarily indicative of the results that may be expected for the full fiscal year ending December 31, 2002.

Liquidity

The Company’s condensed consolidated financial statements have been prepared assuming that it will continue as a going concern. The Company has incurred substantial losses and negative cash flows from operations since its inception. Based upon current Membership levels, the Company’s current working capital and expected cash flows to be generated from operations may not be sufficient to fund operations for the remainder of 2002.

On a consolidated basis as of March 31, 2002, the Company’s sources of liquidity consisted of $13.7 million in cash and cash equivalents, including $2.6 million in restricted cash. The Company’s net accounts receivable balance as of March 31, 2002 was $5.7 million. Of these amounts, $1.3 million in cash and $0.4 million in accounts receivable balance are held by the Company’s subsidiary, PeoplePC U.K. Limited. Due to legal and other constraints, some or all of the cash assets held by PeoplePC U.K. Limited may not be available to fund the Company’s United States operations.

The Company has plans to acquire additional revenue-generating PeoplePC Online members through a combination of private label programs, wholesale arrangements, or acquisitions of members from other Internet service providers. There is no guarantee that the Company will be able to increase its Membership levels.

If the Company is unable to increase Membership to generate sufficient operating revenues, further capital investment or other financing will be needed to fund operations. There is no guarantee that additional financing will be available on favorable terms, or at all. The Company may have to sell stock at prices lower than those paid by existing stockholders, and perhaps lower than existing market prices, resulting in dilution of existing stockholders. The Company may have to sell stock or bonds with rights superior to rights of holders of common stock. Also, any debt financing might involve restrictive covenants that would limit the Company’s operating flexibility. If the Company is not able to raise additional funds, the Company may be required to curtail or discontinue some or all of its operations.

The Company has already taken steps to improve liquidity, including obtaining additional financing, targeting sales and marketing expenditures on channels with a low acquisition cost per member, consolidation of sales offices and a realignment and reduction of its workforce during the past 12 months.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its majority-owned or otherwise controlled subsidiaries. All significant intercompany balances and transactions have been eliminated. The equity and net loss attributable to minority shareholders’ interests are shown separately in the consolidated balance sheets and consolidated statements of operation.

Estimates

The preparation of financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates its estimates, including those related to allowance for acquisition discounts, membership cancellations and product returns, allowance for doubtful accounts, deferred tax valuation allowance and allowance for settlement of potential disputes. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Revenue recognition

In December 1999, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 101 (“SAB 101”), “Revenue recognition in Financial Statements”. We adopted SAB 101, in the quarter ended December 31, 2000. The adoption of SAB 101 did not have a material effect on the results of operations or financial position of the Company.

Revenues and the related cost of revenues for the initial membership package, which generally includes a personal computer, extended warranty, cost of shipping the personal computer system, internet access for the term of the membership, and participation in a member commerce program, are generally deferred and recognized over the term of the membership agreement for members signed up under enterprise deals and consumers up to May 2001. Beginning in May 2001, the extended warranty was offered separately as an option in the consumer Membership Package program. This resulted in revenues and the related cost of revenues for the personal computer and shipping the personal computer system being recognized once the right of return has elapsed. Revenues and any related cost allocated to internet access, the participation in a member commerce program and the extended warranty are deferred and recognized over the four-year term of the membership agreement.

Revenues from the PeoplePC Online program are recognized monthly as services are delivered. Monthly subscriptions to PeoplePC’s online service are renewable each month and the monthly fees are not refundable.

The Company also offers peripherals and upgrades at the time of the initial membership. As there are no future obligations with respect to the peripherals and upgrades, the revenue and cost of revenues related to the sale of peripherals and upgrades are recognized in the period shipped. These revenues are included under the line item “Other revenues”, which includes peripherals revenue, the related shipping revenues and revenues from the member commerce program.

In some instances, and in an effort to aggressively enroll new members to build its brand, as well as to develop new channels of distribution, the Company offered pricing on some its memberships and services that was less than its total current and estimated future costs (primarily the cost of providing Internet access and email services) of performing under its membership agreements, resulting in an estimated gross margin loss over the life of the contract. As a result, the Company accrued for the estimated loss related to this acquisition discount during the membership period. These amounts are being amortized over the life of the membership as an offset to future expenses.

Segment information

Although the Company offers various products and services to its members, management does not manage its operations by these service lines, but instead views the Company as one operating segment when making business decisions. The Company does manage its operations on a geographical basis. Revenues are attributed to the United States and to all foreign countries based on actual sales made in those geographic areas. Revenues, loss from operations and long-lived assets information by geographic area are summarized as follows (in thousands):

	Three Months Ended March 31,
	2002	2001

Revenues from External Customers
United States	$39,557	$35,388
International	8,447	1,945
Total	$48,004	$37,333

Loss from Operations
United States	$8,123	$31,129
International	892	7,186
Total	$9,015	$38,315

	As of March 31, 2001	As of December 31, 2000
Long-Lived Assets
United States	$4,062	$7,102
International	695	1,409
Total	$4,757	$8,511

Net loss per share

Basic net loss per share is computed by dividing net loss available to common stockholders by the weighted average number of vested common shares outstanding for the period. Diluted net loss per share is computed giving effect to all dilutive potential common stock, including options, warrants and preferred stock. Options, warrants, non-vested common stock and preferred stock were not included in the computation of diluted net loss per share in the periods reported because the effect would be antidilutive.

The following table summarized basic and diluted loss per share (in thousands, except per share data):

	Three Months Ended March 31,
	2002	2001
Numerator:
Net loss	$(8,840)	$(36,188)
Denominator:
Weighted average common shares	307,429	114,809
Weighted average unvested common shares subject to repurchase	(1,994)	(5,258)
Denominator for basic and diluted calculation	305,435	109,551

Basic and diluted net loss per	$(0.03)	$(0.33)

Antidilutive securities not included in net loss per share calculation for the periods presented are as follows (in thousands):

	As of March 31,
	2002	2001

Common stock subject to repurchase	1,869	4,401
Common stock options	6,020	14,247
Warrants	—	2,858
Total	7,889	21,506

2.    Commitments and contingencies

Purchase commitments

The Company relies on Ingram Micro (the “Distributor”) to provide some of its computer products, maintain inventory, process orders, prepare merchandise for shipment and distribute its products to customers in a timely and accurate manner. The Distributor purchases inventory on behalf of the Company based on sales projections made by the Company. The Company takes title to the equipment just prior to shipment to the customer. The Company is obligated to purchase inventory held by the Distributor purchased on its behalf to the extent that sales projections are not met. At March 31, 2002, the Company had approximately $0.2 million in noncancelable purchase commitments with the Distributor. The Company’s agreement with the Distributor expired in February 2001; however, both parties have continued to perform under the terms of the contract. The Company expects to sell all products that it has committed to purchase from the Distributor.

In December 2001, the Company entered into a long-term relationship with a major telecommunications company. Under this agreement, the Company received $1.5 million of incentive payments in three months ended March 31, 2002 and will receive an additional $1.5 million in incentive payments during the remainder of fiscal year 2002. The Company records incentives as an offset to cost of revenues. The future minimum annual contractual spending commitments for the remainder of fiscal 2002 and the following five years are $4.9 million, $3.0 million, $8.0 million, $8.0 million, $8.0 million and $9.0 million.

Leases

The Company leases office space under 6 operating leases expiring between 2002 and 2009, of which 2 leases can be renewed in 2004 for an additional period of 5 years. Rent expense was $1.0 million and $0.5 million for the three months ended March 31, 2002 and 2001. The Company recognizes rent expense on a straight-line basis over the lease period and has accrued for rent expense incurred but not paid. The Company also leases copiers under 2 operating leases expiring in 2005.

Future lease payments under operating leases, as of March 31, 2002 are as follows (in thousands):

Years ending December 31,	Operating Leases
Remainder of 2002	$1,214
2003	1,420
2004	1,281
2005	129
Total	4,044

Contingencies

The Company has employment agreements and commitments with certain executive officers under which the employees would be entitled to receive severance payment of $1.25 million if their employment were to be terminated under certain conditions.

Existing Litigation

On April 22, 2002, SupportSoft, Inc. (“SupportSoft”) filed a complaint against the Company in the Superior Court of the County of Santa Clara, California, alleging that the Company is in breach of its obligations under a Master License Agreement dated September 29, 2000 between SupportSoft and the Company (the “Master License Agreement”). The Master License Agreement relates to customer service software that the Company is no longer using. The complaint alleges that the Company has not paid approximately $200,000 that it was obligated to pay with respect to license, support, maintenance, and service fees relating to the first annual period under the Master License Agreement. Further, the complaint alleges that the Company is obligated to pay to SupportSoft $1,250,000 relating to the second year of the Master License Agreement, and $2,500,000 relating to the third year of the Master License Agreement.

The Company has not yet filed an answer to the complaint, but intends to contest vigorously the allegations made in the lawsuit. Among other relief, the Company will seek rescission of the Master License Agreement and a refund of approximately $950,000 paid to SupportSoft during 2000 and 2001. In addition, the Company will seek a declaration that it is not obligated under the Master License Agreement to pay any further amounts to SupportSoft.

3.    Minority Interest in Consolidated Subsidiaries

In June 2000, PeoplePC formed a European subsidiary, PeoplePC Europe N.V., a Netherlands corporation. PeoplePC and PeoplePC Europe N.V. entered into financing and related agreements with @viso Limited (“@viso”), a United Kingdom company and a partnership of SOFTBANK Corp. (“SOFTBANK”), a Japanese company and Vivendi Universal S.A. (“Vivendi”), a French corporation. In the financing, PeoplePC Europe N.V. received $50.0 million from @viso payable over a two month period beginning on the closing date in exchange for its 35% interest in PeoplePC Europe N.V. PeoplePC received a 65% interest in exchange for granting of an exclusive license to use and exploit its technology and brand in Europe. The financing closed in July 2001.

At March 31, 2002, minority shareholders hold preferred stock in PeoplePC Europe N.V., a Dutch company, with a par value of EUR.01 as follows (in thousands):

	Series Authorized	Shares Outstanding	Proceeds

Series A preferred stock	100,000	11,667	$35,000
Series B preferred stock	50,000	5,000	15,000
			$50,000

In connection with the issuance of series B preferred stock and series A preferred stock to @viso, PeoplePC Europe N.V. (“PeoplePC Europe”) granted SOFTBANK Capital Partners LP a warrant to acquire 2.4 million shares of series A preferred stock, with an aggregate exercise price of $7.1 million. The warrant is exercisable and must be exercised immediately prior to (a) an acquisition, sale or merger of or by PeoplePC Europe resulting in a change in control of PeoplePC Europe, (b) a merger of PeoplePC Europe with and into the Company, or acquisition of all of PeoplePC Europe assets or shares by the Company or (c) PeoplePC Europe’s initial public offering, on terms and conditions stated in the agreement (“liquidity events”). The warrant may not be exercised after the earlier of (a) fifteen business days following a request by PeoplePC Europe that SOFTBANK Capital Partners LP exercise such right and (b) the occurrence of a liquidity event.

Under a Put Option Agreement signed on May 30, 2001, @viso is entitled to sell all or a portion of its shares of PeoplePC Europe to PeoplePC in exchange for PeoplePC common stock. Under this agreement, @viso is entitled to receive between approximately 13.8 million and 29.1 million shares of PeoplePC common stock based on a formula and the date of exchange. SOFTBANK Capital Partners LP is entitled to exercise its amended warrant to purchase convertible preferred stock in PeoplePC Europe. Once the amended warrant is exercised, SOFTBANK Capital Partners LP will be entitled to sell all or a portion of its shares of PeoplePC Europe to PeoplePC in exchange for PeoplePC stock. Under this arrangement, SOFTBANK Capital Partners LP will be entitled to receive between approximately 1.9 million and 3.5 million shares of PeoplePC common stock based on a formula on the date of exchange.

PeoplePC Europe has made five loans totaling $35.5 million to fund PeoplePC’s United States operations during fiscal year 2001. These notes are demand notes. Because the Company controls the board of directors of PeoplePC Europe, the Company has substantial discretion over the timing of demands made under these notes. Due to legal and other constraints, some portion of the remaining cash assets of PeoplePC Europe may not be available to fund PeoplePC’s United States operations.

4.    Mandatorily Redeemable Convertible Preferred Stock

The Company has authorized the issuance of 50,000,000 shares of mandatorily redeemable convertible preferred stock (“preferred stock”), with a par value of $0.0001 per share.

In December 2001, the Company issued and sold a total of 4,375,000 shares of series B preferred stock at a price of $5.00 per share. The Company received approximately $21.2 million in cash, net of underwriting discounts, commissions, and other offering expenses. In connection with the issuance of the series B preferred stock, the Company recorded a dividend of $21.2 million related to the beneficial conversion feature of the series B preferred stock issued.

Pursuant to the terms of the series B preferred stock, each share converted into 100 shares of common stock immediately following stockholder approval on February 19, 2002.

5.    Common stock and stock options

On January 28, 2002 the Company granted options to purchase 102 million shares of common stock with an exercise price of $0.15. The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees”, (“APB No. 25”) and complies with the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”). Under APB No. 25, the Company measured the compensation expense in relation to this grant as the difference between the fair value of the Company’s stock on the date of the grant, being $0.21, and the exercise price of the option. The deferred stock-based compensation of $6.1 million has been included as a component of stockholders’ deficit and is being amortized by charges to operations over the three-year vesting period of the options consistent with the method described in Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) No. 28.

The Company recognized stock-based compensation of $1.8 million and $5.8 million, net of reversal of stock-based compensation previously amortized related to unvested shares for terminated employees for the three months ended March 31, 2002 and 2001, respectively. The Company recorded reductions in deferred stock-based compensation relating to terminated employees of $1.0 million for the three months ended March 31, 2002. As of March 31, 2002, the Company had an aggregate of $8.2 million of deferred stock-based compensation remaining to be amortized.